Independent Auditor's Report


The Board of Directors and Shareholders
Adhia Funds, Inc.
Adhia Twenty Fund
Adhia Healthcare Fund
Adhia Short Term Advantage Fund


We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of The Adhia Funds, Inc. - Adhia Twenty Fund, Adhia Healthcare Fund, and Adhia Short Term Advantage Fund, as of December 31, 2002 and the related statements of operations, the statements of changes in net assets, and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2002, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Adhia Funds Inc. - Adhia Twenty Portfolio, Adhia Healthcare Fund, and Adhia Short Term Advantage Fund, as of December 31, 2002, the results of its operations, the changes in their net assets and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States.


/s/ Alan K. Geer, P.A.
Alan K. Geer, P.A., CPA's


Tampa, Florida
FEBRUARY 21, 2003